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                                                        Exhibit 23.1
             (Letterhead of Ernst & Young LLP)

              Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of Vertex Industries, Inc. for the registration of 11,657,142 shares of its common stock and to the incorporation by reference therein of our report dated January 10, 2000, with respect to the consolidated financial statements and schedule of Vertex Industries, Inc. included in its Transition Report (Form 10-K) for the period ended September 30, 1999, filed with the Securities and Exchange Commission.

						/s/Ernst & Young LLP

MetroPark, New Jersey
February 7, 2000